EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                            Independent Accountants,

                               dated June 7, 2001

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated January 26, 2001 relating to the financial statements and financial statement schedule of CNL Hospitality Properties, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, Florida
June 7, 2001